SHAREHOLDER MEETING

On August 30, 2002, a special shareholder meeting was held at which all of the nominated Trustees were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

PROPOSAL NO.1
The eleven persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify:

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NOMINEE                    FOR                  WITHHELD        TOTAL
Leon Levy                  58,020,216.251       2,304,346.411   60,324,562.662
Donald W. Spiro            58,132,464.723       2,192,097.939   60,324,562.662
John V. Murphy             57,830,767.027       2,493,795.635   60,324,562.662
Robert G. Galli            58,153,205.725       2,171,356.937   60,324,562.662
Phillip A. Griffiths       58,200,052.357       2,124,510.305   60,324,562.662
Benjamin Lipstein          58,080,052.054       2,244,510.608   60,324,562.662
Elizabeth B. Moynihan      58,172,266.933       2,152,295.729   60,324,562.662
Kenneth A. Randall         58,135,254.558       2,189,308.104   60,324,562.662
Edward V. Regan            58,228,988.823       2,095,573.839   60,324,562.662
Russell S. Reynolds, Jr.   58,083,849.885       2,240,712.777   60,324,562.662
Clayton K. Yeutter         58,119,151.090       2,205,411.572   60,324,562.662
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                                                BROKER
FOR             AGAINST         ABSTAIN         NON-VOTES       TOTAL
PROPOSAL NO. 2
2(a). Eliminate the Fund's fundamental investment policy with respect to purchasing securities on margin:
41,890,996.346  6,493,960.959   3,433,190.357   8,506,415.000   60,324,562.662
2(b). Amend the Fund's fundamental investment policy with respect to investing in real estate:
46,176,397.058  2,759,375.879   2,882,374.725   8,506,415.000   60,324,562.662
2(c). Eliminate the Fund's fundamental investment policy with respect to purchasing securities of issuers in which officers or trustees have interest:
40,874,066.654  7,717,292.327   3,226,788.681   8,506,415.000   60,324,562.662
2(d). Eliminate the Fund's fundamental investment policy with respect to investing in a company for the purpose of acquiring control:
43,404,717.722  4,957,561.223   3,455,868.717   8,506,415.000   60,324,562.662
2(e). Eliminate the Fund's fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs:
45,257,343.645  3,531,345.959   3,029,458.058   8,506,415.000   60,324,562.662
2(f). Amend the Fund's fundamental investment policy with respect to industry concentration:
44,103,640.024  3,976,009.561   3,738,498.077   8,506,415.000   60,324,562.662
2(g). Eliminate the Fund's fundamental investment policy with respect to investing in other investment companies:
43,356,283.773  4,965,895.056   3,495,968.833   8,506,415.000   60,324,562.662
2(h). Amend the Fund's fundamental investment policy with respect to borrowing:
41,460,695.998  6,780,265.440   3,577,186.224   8,506,415.000   60,324,562.662
2(i). Eliminate the Fund's fundamental investment policy with respect to pledging, mortgaging or hypothecating assets:
41,585,660.865  6,651,148.944   3,581,337.853   8,506,415.000   60,324,562.662
2(j). Amend the Fund's fundamental investment policy with respect to lending:
43,374,559.513  4,966,861.851   3,476,726.298   8,506,415.000   60,324,562.662
PROPOSAL NO. 3
Approval of authorizing the Fund's Trustees to adopt an Amended and Restated Declaration of Trust:
3(a). Future amendments of the Declaration of Trust:
44,059,211.765  3,569,578.993   4,189,356.904   8,506,415.000   60,324,562.662
3(b). Reorganization of the Trust or its series or class:
43,720,678.166  3,911,551.200   4,185,921.296   8,506,412.000   60,324,562.662
3(c). Involuntary redemptions:
42,523,725.067  4,872,910.092   4,421,512.503   8,506,415.000   60,324,562.662
3(d). Other changes under the new Declaration of Trust:
43,337,197.480  3,768,436.984   4,712,513.198   8,506,415.000   60,324,562.662
PROPOSAL NO. 4
Approval of an Amended and Restated Class C 12b-1 Distribution and Service Plan and Agreement (Class C shareholders only):
6,699,652.101     427,951.665     659,578.877   1,933,407.000    9,720,589.643
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